CONTACT ERIC GRAAP
(540) 349-0212 or
egraap@fauquierbank.com

FAUQUIER BANKSHARES NAMES NEW DIRECTORS

WARRENTON, VA – March 5, 2007 – Fauquier Bankshares, Inc. (NASDAQ Capital Markets: FBSS) today announced that P. Kurt Rodgers and Sterling T. (“Tom”) Strange, III have been appointed to its Board of Directors. They will stand for election at its annual shareholders meeting on May 15, 2007, when the terms of outgoing directors are due to expire.

Kurt Rodgers is the President and COO of S.W. Rodgers Co., Inc., a Heavy Highway Site Contractor headquartered in Gainesville, Virginia, and operating throughout the State. Prior to his appointment to President and COO in 1998, Rodgers served in a variety of capacities within the company since its establishment over 25 years ago. C. H. (“Buddy”) Lawrence, Chairman of the Board of Directors of Fauquier Bankshares, Inc. and its primary subsidiary The Fauquier Bank, commented “Kurt has extensive business experience across organizational levels, which will be an asset to our Board. He also has a breadth of knowledge of our local markets, and his commitment to the local community aligns well with The Fauquier Bank. We are looking forward to having him on the team.”

Mr. Rodgers is a graduate of James Madison University and is affiliated with the National Utility Contractors Association, Fauquier and Prince William Regional Chambers of Commerce, Northern Virginia Transportation Alliance, Northern Virginia Building Industry Association, and American Road and Transportation Builders Association.

Tom Strange is the President and CEO of The Solution Design Group, Inc. an information technology consulting firm to the transportation industry, located in Warrenton, Virginia and Orlando, Florida. Prior to establishing The Solution Design Group in 2004, Mr. Strange founded Decision Support Technologies, Inc. which was sold to Air-Transport IT Services, Inc where he served as EVP and CSO. “Tom brings a history of innovation and technology expertise to Fauquier Bankshares,” Buddy Lawrence continued. “His experience in business development is well suited for a company focused on both growth and performance. We welcome him to the Board.”

Mr. Strange holds an Engineering and Economics degree from the Colorado School of Mines, and is affiliated with the Airports Council North America, American Association of Airport Executives, and Airports Consultant Council.

Fauquier Bankshares, Inc., and its principal subsidiary, The Fauquier Bank, had combined assets of $522 million at December 31, 2006. The Fauquier Bank, an independent, locally-owned, community bank, offers a full range of financial services, including internet banking, commercial, retail, insurance and wealth management services, through eight banking offices throughout Fauquier County and Manassas, Virginia, and plans to open its ninth banking office in Haymarket, Virginia in late 2007. Fauquier Bankshares’ stock price closed at $26.00 per share on March 2, 2007. It is listed on NASDAQ under the stock symbol FBSS. Additional information may be found by contacting us at www.fauquierbank.com or by calling: (800) 638-3798.

This press release may contain “forward-looking statements” as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates and the shape of the interest rate yield curve, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan and/or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating our forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

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